Exhibit (e)(1)(b)

Addendum to Distribution Agreement

Dated April 15, 2012

Between

Forward Securities, LLC

and

Forward Funds

THIS ADDENDUM is made as of July 31, 2013, by and between Forward Securities, LLC (“Forward Securities”), and Forward Funds (the “Fund”).

WHEREAS, ALPS and the Fund have entered into a Distribution Agreement (the “Agreement”) dated April 15, 2012;

WHEREAS, the Board of Trustees of the Fund approved on June 5, 2013, the liquidation of the Forward Global Credit Long/Short Fund, effective July 26, 2013;

WHEREAS, the Board of Trustees of the Fund approved on June 5, 2013, the Forward Dynamic Income Fund and Forward Select Income Opportunity Fund, each a new series of the Fund, effective July 31, 2013;

WHEREAS, in light of the foregoing, the Fund and Forward Securities wish to modify the provisions of the Agreement to reflect revised Schedule A – List of Portfolios.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Schedule A – List of Portfolios. Schedule A is replaced in its entirety with the attached Schedule A.

2.	Remainder of the Agreement. All services under the Agreement shall continue until such services are no longer rendered. All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, this Addendum has been executed by a duly authorized representative of each of the parties hereto as of the date of the Addendum first set forth above.

Forward Securities, LLC	Forward Funds

By:	By:
Name:	Name:	Robert S. Naka
Title:	Title:	Secretary and Vice President, Funds

Schedule A

To the Distribution Agreement

List of Portfolios

Dated as of July 31, 2013

Forward Balanced Allocation Fund

Forward Commodity Long/Short Strategy Fund

Forward Core Strategy Long/Short Fund[1]

Forward Credit Analysis Long/Short Fund

Forward Dynamic Income Fund

Forward EM Corporate Debt Fund

Forward Emerging Markets Fund

Forward Endurance Long/Short Fund

Forward Floating NAV Short Duration Fund[1]

Forward Frontier Strategy Fund

Forward Global Dividend Fund

Forward Global Infrastructure Fund

Forward Growth & Income Allocation Fund

Forward Growth Allocation Fund

Forward High Yield Bond Fund

Forward Income & Growth Allocation Fund

Forward Income Builder Fund

Forward International Dividend Fund

Forward International Real Estate Fund

Forward International Small Companies Fund

Forward Investment Grade Fixed-Income Fund

Forward Managed Futures Strategy Fund

Forward Multi-Strategy Fund

Forward Real Estate Fund

Forward Real Estate Long/Short Fund

Forward Select EM Dividend Fund

Forward Select Income Fund

Forward Select Income Opportunity Fund

Forward Small Cap Equity Fund

Forward Tactical Enhanced Fund

Forward Tactical Growth Fund

Forward Total MarketPlus Fund

Forward U.S. Government Money Fund

[1]	Fund has yet to commence operations.